EXHIBIT 5.2


                              Simpson Thacher & Bartlett



                                            November 16, 1994


                        Re:  Registration Statement No. 33-55767
                             -----------------------------------


            RJR Nabisco Holdings Corp.
            1301 Avenue of the Americas
            New York, New York  10019

            Gentlemen:

                    We hereby consent to the filing under the above-

            referenced Registration Statement of, and to the use of our name in, the Offering Circular/Prospectus to the extent that such Offering Circular/Prospectus includes our opinion

            regarding United States federal income tax consequences of an exchange of Borden Common Stock for Holdings Common Stock

            pursuant to the Exchange Offer or the Merger described

            therein.

                                            Very truly yours,



                                            SIMPSON THACHER & BARTLETT